Exhibit 99.1

Crown Electrokinetics Reports Fiscal 2022 Second Quarter Financial Results

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Finalizing Customer Discussions with Hudson Pacific Properties to Install Product

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Los Angeles, California, November 12, 2021 -- Crown Electrokinetics Corp. (NASDAQ: CRKN) (“Crown” or the “Company”), a leading smart glass technology company, will today report its financial results for the fiscal 2022 second quarter ended September 30, 2021.

“We had a productive second quarter in which we significantly expanded our patent portfolio, signed our first commercial customer agreement with MetroSpaces and grew our team, including the addition of seasoned product development executive Mindy Hamlin as VP of Engineering, a key hire for our leadership team” said Doug Croxall, Crown’s CEO. “We are also working closely with our strategic investor Hudson Pacific Properties to install Crown’s Smart Window Inserts in two locations within their California office portfolio, with possible extension to a third location in the Pacific Northwest.”

Corporate Updates During and Subsequent to the Fiscal Second Quarter 2022

●	Acquired 10 patents from IBM Corporation complementing its patent portfolio of broad applicability in the smart glass technology area. Crown has a total of 34 patents and applications that offer coverage in key global markets.

●	Signed first commercial customer agreement in late September with MetroSpaces, a proptech-focused real estate holding company, to install Smart Window Insert in 70,000 square-foot Houston, Texas office building.

●	Appointed Mindy Hamlin as Vice President of Engineering, effective September 8, 2021. Hamlin has over 30 years of experience in leading and building teams across a full product development lifecycle as well as expertise in R&D, new product development, process engineering, factory design and automation.

Financial Results for Fiscal Second Quarter 2022

Net Loss: Net loss for the quarter ended September 30, 2021 was $5.7 million which included $3.1 million of non-cash stock-based compensation expense. This Net loss was $0.1 million lower than the $5.8 million recorded during the quarter ended September 30, 2020, which included $1.0 million of non-cash stock-based compensation expense.

Operating Expenses: Operating Expenses were $5.7 million comprising $3.1 million of non-cash stock-based compensation, $1.3 million of payroll expense, $0.8 million in consulting and professional fees, and $0.4 million of operating overhead. Operating expenses for the quarter ended September 30, 2020 were $2.1 million which included non-cash stock-based compensation of $1.0 million.

Other Expenses: Other expense was nominal during the three months ended September 30, 2021. Other expense was $3.7 million for the three months ended September 30, 2020, and was primarily due to interest incurred on convertible notes.

Cash Position: As of September 30, 2021, cash and cash equivalents were $9.7 million.

Conference Call and Webcast Information

The Company will host a conference call and audio webcast this morning at 11:00 a.m. Eastern Time featuring remarks by Doug Croxall, Chairman & CEO and Joel Krutz, CFO.

Event:	Crown Electrokinetics Fiscal 2022 Second Quarter Earnings Conference Call

Date:	Friday, November 12, 2021

Time:	11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time

Live Call:	+ 1-877-451-6152 (Toll Free) or +1-201-389-0879 (International)

Webcast:	https://78449.themediaframe.com/dataconf/productusers/vvdb/mediaframe/47130/indexl.html

For interested individuals unable to join the conference call, a replay will be available through November 26, 2021, at +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 13724379. An archived version of the webcast will also be available on Crown’s Investor Relations site: https://ir.crownek.com/.

About Crown Electrokinetics

Crown is a smart glass technology company and the creator of DynamicTint - We Make Your Glass Smarter™. Originally invented by Hewlett-Packard (HP, Inc.), our technology allows any glass surface to transition between clear and dark in seconds. With applications to a wide array of windows, including commercial buildings, automotive sunroofs, and residential skylights, we partner with leading glass and film manufacturers for mass production and distribution. At the core of our technology is a thin film that is powered by electrically-charged pigment which not only replaces common window tints but is also a more sustainable alternative to traditional window treatments. With its unique ability to be retrofitted to existing glass, DynamicTint™ offers myriad benefits related to reducing carbon emissions. The company is supported by a robust patent portfolio. For more information, please visit WWW.CROWNEK.COM.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Crown Electrokinetics and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Crown Electrokinetics’ periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Crown Electrokinetics undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Investor Contacts:

Brent Cross

Crown Electrokinetics Corp.

Phone: 203-209-1934

Email: Brent.Cross@crownek.com

Allison Soss

KCSA Strategic Communications

Phone: 212-896-1267

Email: crownek@KCSA.com

Media Contact:

Kai Sato

Crown Electrokinetics Corp.

Phone: +1 (800) 674-3612

Email: kai@crownek.com

Crown Electrokinetics, Corp

Balance Sheets

	September 30, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$9,701	$15,297
Prepaid & other current assets	705	346
Total current assets	10,406	15,643
Property and equipment, net	484	209
Intangible assets, net	1,783	1,650
Other assets	28	20
TOTAL ASSETS	$12,701	$17,522

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$426	$285
Accrued expenses	480	211
Notes payable	439	439
Total current liabilities	1,345	935
Total liabilities	1,345	935

Commitments and Contingencies (Note 10)

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001; 50,000,000 shares authorized, no shares outstanding	-	-
Series A preferred stock, par value $0.0001; 300 shares authorized, 251 shares outstanding as of September 30, 2021 and March 31, 2021, respectively	-	-
Series B preferred stock, par value $0.0001; 1,500 shares authorized, 1,443 shares outstanding as of September 30, 2021 and March 31, 2021, respectively	-	-
Series C preferred stock, par value $0.0001; 600,000 shares authorized, 500,756 shares outstanding as of September 30, 2021 and March 31, 2021, respectively	-	-
Common stock, par value $0.0001; 200,000,000 shares authorized; 14,530,126 and 14,856,480 shares outstanding as of September 30, 2021 and March 31, 2021, respectively	1	1
Additional paid-in capital	79,659	73,789
Accumulated deficit	(68,304)	(57,203)
Total stockholders’ equity	11,356	16,587
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,701	$17,522

Crown Electrokinetics, Corp

Statements of Operations

	Three Months Ended September 30
	2021	2020
Operating expenses:
Research and development	$787	$423
Selling, general and administrative	4,865	1,659
Total operating expenses	5,652	2,082
Loss from operations	(5,652)	(2,082)

Other expense:
Other expense	(49)	(54)
Interest expense	(2)	(1,090)
Loss on exchange of notes payable for common stock and warrants	-	(1,500)
Loss on extinguishment of debt	-	(180)
Change in fair value of warrant liability	-	(861)
Total other expense	(51)	(3,685)

Net loss	$(5,703)	$(5,767)

Net loss per share, basic and diluted:	$(0.39)	$(0.67)

Weighted average shares outstanding, basic and diluted:	14,510,818	8,548,506

	Six Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,101)	$(16,229)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	5,440	9,050
Issuance of common stock to consultants	244	282
Depreciation and amortization	138	35
Loss on extinguishment of debt	-	198
Loss on exchange of notes payable for common stock and warrants	-	1,521
Amortization of debt discount	-	1,990
Non-cash expenses for placement agent	-	55
Change in fair value of warrant liability	-	738
Changes in operating assets and liabilities:
Prepaid and other assets	(367)	(79)
Account payable	141	(111)
Accrued expenses	269	(522)
Accrued interest	-	278
Net cash used in operating activities	(5,236)	(2,794)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(315)	(29)
Purchase of patents	(231)	-
Net cash used in investing activities	(546)	(29)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock, net of fees	-	1,599
Proceeds from the exercise of stock options	186	-
Repayment of senior secured promissory note	-	(200)
Proceeds from PPP loan	-	205
Repayment of notes payable	-	(53)
Proceeds from issuance of senior secured convertible notes and common stock warrants	-	2,050
Common stock repurchased and subsequently canceled	-	(225)
Net cash provided by financing activities	186	3,376

Net (decrease) increase in cash	(5,596)	553
Cash — beginning of period	15,297	48
Cash — end of period	$9,701	$601

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